Exhibit 23.5

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Registration Statement of Bank of the Ozarks, Inc. on Form S-4, of our report dated February 12, 2013, relating to the consolidated financial statements of The First National Bank of Shelby and Subsidiary as of December 31, 2012 and 2011 and for each of the years in the three year period ended December 31, 2012, which report appears in the Registration Statement on Form S-4 of Bank of the Ozarks, Inc. registration number 333-187564.

We also consent to the inclusion in this Registration Statement of Bank of the Ozarks, Inc. on Form S-4, of our Independent Accountant’s Review Report dated March 19, 2014, relating to the consolidated financial statements of The First National Bank of Shelby and Subsidiary as of June 30, 2013 and 2012 and for the three and six month periods then ended.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Elliott Davis, PLLC

Charlotte, North Carolina

March 21, 2014